UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 17, 2016, XOMA Corporation (“XOMA” or the “Company”) filed a Certificate of Amendment of Amended Certificate of Incorporation of XOMA Corporation (the “Amendment”) to effect a one-for-twenty reverse stock split of its outstanding common stock, effective as of September 17, 2016 (the “Stock Split”). A series of alternate amendments to effect the Stock Split was approved by the Company’s stockholders at its Special Meeting of Stockholders held on October 14, 2016, and the specific one-for-twenty ratio was subsequently approved by the Company’s Board of Directors on October 14, 2016.

The Amendment provides that at the effective time of the Stock Split, every twenty shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Stock Split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the Stock Split. The Stock Split will not affect the number of authorized shares of common stock of the Company. No fractional shares will be issued as a result of the Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

The Company’s common stock is scheduled to begin trading on The NASDAQ Global Market on a split-adjusted basis when the market opens on October 18, 2016. The new CUSIP number for the Company’s common stock following the Stock Split is 98419J206.

The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 14, 2016, the Company held a Special Meeting of Stockholders at its offices at 2910 Seventh Street, Berkeley, California, pursuant to notice duly given. Only stockholders of record as of the close of business on September 9, 2016 were entitled to vote at the Special Meeting. As of September 9, 2016, the record date for the Special Meeting, 120,591,288 shares of common stock of the Company were outstanding and entitled to vote at the Special Meeting, of which 81,441,443 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The final results of the stockholder vote on each proposal brought before the Special Meeting were as follows:

(a) Proposal 1. The amendment of the Company’s Amended Certificate of Incorporation to effect a reverse stock split of the Company’s common stock was approved based upon the following votes:

Votes for	61,853,600
Votes against	18,650,866
Abstentions	936,977

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended Certificate of Incorporation of XOMA Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2016	XOMA CORPORATION

	By:	/s/ Denis J. Quinlan
Denis J. Quinlan
Sr. Corporate Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Amended Certificate of Incorporation of XOMA Corporation